SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2014

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

155 Gibbs Street, Suite 412, Rockville, MD 20850

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (734) 332-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

Synthetic Biologics, Inc. (the “Company”) will be hosting an investor conference call on Wednesday, April 30, 2014, to discuss the positive topline data that was presented yesterday at the American Academy of Neurology 66th Annual Meeting (the “AAN”). In connection therewith, the Company’s management intends to discuss data presented in the slide presentation furnished at the AAN by Rhonda Voskuhl, MD, the lead investigator of the Phase II clinical trial evaluating the Company’s oral estriol for the treatment of relapsing-remitting multiple sclerosis. The slide presentation used at the AAN is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference. The Company also issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information included in this Item 7.01 and in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. Clinical trials are subject to risks and uncertainties that could cause future results to differ materially from the results presented in the slide presentation, including the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and its other filings with the SEC. The Company undertakes no duty or obligation to update or revise information included in this Report or any of the Exhibits.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being filed as part of this Report.

Exhibit Number	Description

99.1	Presentation materials furnished by Rhonda Voskuhl, MD, on April 29, 2014 at the American Academy of Neurology 66th Annual Meeting.

99.2	Press release issued by Synthetic Biologies, Inc. on April 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2014	SYNTHETIC BIOLOGICS, INC.
(Registrant)

	By:	/s/ C. Evan Ballantyne
Name: C. Evan Ballantyne
Title: Chief Financial Officer